Exhibit 99.1

ASCENT SOLAR TECHNOLOGIES ANNOUNCES UP TO $5.5 MILLION PRIVATE PLACEMENT

PRICED AT-THE-MARKET UNDER NASDAQ RULES

$2 million upfront with up to approximately $3.5 million of potential aggregate proceeds upon the exercise in full of warrants

THORNTON, Colo., Dec. 8, 2025 (GLOBE NEWSWIRE) -- Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (“Ascent” or the “Company”), today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 1,025,643 shares of common stock (or pre-funded warrants in lieu thereof), series A warrants to purchase up to 1,025,643 shares of common stock and short-term series B warrants to purchase up to 1,025,643 shares of common stock at a purchase price of $1.95 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The series A warrants and the short-term series B warrants will have an exercise price of $1.70 and will be exercisable immediately upon issuance. The series A warrants will expire five years from the effective date of the Resale Registration Statement (as defined below) and the short-term series B warrants will expire eighteen months from the effective date of the Resale Registration Statement. The private placement is expected to close on or about December 8, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $2 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the series A warrants and the short-term series B warrants, if fully exercised on a cash basis, will be approximately $3.5 million. No assurance can be given that any of the series warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the series warrants. The Company intends to use the net proceeds from the offering for general working capital needs.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants and warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ascent Solar Technologies, Inc.:

Backed by 40 years of R&D, 15 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. is a leading provider of innovative, high-performance, flexible thin-film solar panels, optimized for use in space, military and defense, and other applications where mass, performance, reliability, and resilience are paramount.

Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial/commercial construction as well as an extensive range of consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s research and development center and 5-MW nameplate production facility is in Thornton, Colorado.

To learn more, visit https:www.ascentsolar.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the financing transaction, our business strategy, and the potential uses of the proceeds from the transaction. Such statements also include, but are not limited to, statements related to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds therefrom and the potential exercise of the series warrants. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations, and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Contact:

ir@ascentsolar.com

Wire Service Contact:

Spencer Herrmann

FischTank PR

ascent@fischtankpr.com